NANOPHASE TECHNOLOGIES CORPORATION – 8-K

Exhibit 10.1

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

JOINT DEVELOPMENT & Supply Agreement

This Supply Agreement (“Agreement”) is made this 12th day of December, 2016 (“Effective Date”) between COLORESCIENCE Inc., a company existing and organized under the laws of Delaware, with is principal place of business at (“COLORESCIENCE”) with its principal place of business at 2141 Palomar Airport Road, Suite 200, Carlsbad, CA 92011, and SOLÉSENCE, LLC, a company existing and organized under the laws of Delaware, with its principal place of business at 1319 Marquette Drive, Romeoville, Illinois 60446 (“SOLÉSENCE”), (collectively “Parties”).

WHEREAS both COLORESCIENCE and SOLÉSENCE desire to enter into an agreement to develop sunscreen actives and related formulations to:

1.	Provide a near term solution to help bridge the supply gap that is being created by the [*], without losing water resistance or SPF performance as compared to the performance of the current powder sunscreen products.

2.	Establish a platform technology that will serve as the basis for innovations in sunscreen based products. Enable novel ‘one of a kind’ positioning for COLORESCIENCE versus competitive products.

3.	Targeted key enhancements for powder sunscreens are the improvement in adherence and hydrophobicity, while boosting antioxidant efficacy as measured by Antioxidant Power Method and achieving best in class free radical protection as measured by Radical Status Factor Method. Both methods are performed by Gematria Laboratories.

4.	Targeted key enhancement for liquid products are enhancing PFA while boosting antioxidant efficacy as measured by Antioxidant Power Method and achieving best in class free radical protection as measured by Radical Status Factor Method. Both methods are performed by Gematria Laboratories.

WHEREAS COLORESCIENCE wishes to exclusively purchase from SOLÉSENCE and SOLÉSENCE wishes to produce and sell exclusively to COLORESCIENCE the Innovation Actives, Finished Products A and Finished Product B (“Exclusive Products”) listed in Appendix A;

WHEREAS The Parties agree that this Agreement shall include the terms and conditions for the development, supply, and purchase of the Exclusive Products. This Agreement shall reflect the intentions of both Parties, for further cooperation, joint product development and preferred partnership.

Now therefore, for adequate consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.	Definitions. For the purpose of clarity, the following terms are used in this Agreement:

1.1.	Sunscreen Active(s): Titanium Dioxide, also referred to as TiO2 and Zinc Oxide, also referred to as ZnO,

1.2.	Bridge Solution: The TiO2 Sunscreen Active developed by SOLÉSENCE to supply as a replacement for the [*] materials currently used by COLORESCIENCE in their formulas.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

1.3.	Innovation Solution Active(s): The TiO2 and ZnO Sunscreen Actives, either individually or collectively, covered under the SOLÉSENCE technology represented by Patent # 9,139,737 and developed specifically and exclusively for use for the SPF 50 Powder Innovation Formula and the Perfector SPF 50 Innovation Formula and the criteria within Development Objective 2.

1.4.	SPF 50 Powder Innovation Formula: The Powder Sunscreen formula developed by COLORESCIENCE and Solésence as a replacement for the COLORESCIENCE’s current SPF 50 Powder, designed to utilize the Innovation Solution Actives and meet the requirements of Development Objective 3.

1.5.	Finished Product A: The emulsion/gel product developed by COLORESCIENCE and Solésence for launch by COLORESCIENCE in [*], but COLORESCIENCE agrees to accept first delivery of Product A by [*]. Development Product A will be manufactured and supplied to COLORESCIENCE by Solésence as a finished article. The Intellectual Property of Finished Product A may be the ownership of COLORESCIENCE, SOLÉSENCE or both, depending on the nature of the program.

1.6.	Finished Product B: COLORESCIENCE and SOLÉSENCE agree to work toward the development and launch of at least one additional product within [*] of the launch of Product A.

1.7.	Supply Agreement: A contractual agreement providing the terms and conditions for supply of the Bridge Solution, the Innovation Solution and the Perfector SPF 50 Innovation Formula by Solésence to COLORESCIENCE.

1.8.	Exclusive Territory: Region where COLORESCIENCE will have exclusive rights to sell product. COLORESCIENCE will not have any right to sell the product outside of Exclusive Territory. The Exclusive Territory for this agreement is defined as: Worldwide

1.9.	Exclusive Application: The product area designed for the use of the Innovation Solution Active. The Exclusive Application for this agreement is defined as: Pigmented powder products for use on human skin using a flow thru brush as the applicator.

2.	Roles and Responsibilities

In order to achieve the timely development of the Bridge Solution, the Innovation Actives, and Finished Products, COLORESCIENCE and SOLÉSENCE agree to the following Roles and Responsibilities:

2.1.	Roles and Responsibilities of COLORESCIENCE

2.1.1.	Provide the materials and composition of all existing formulations to use the Bridge Solution

2.1.2.	Establish final product launch criteria for the Bridge Solution

2.1.3.	Perform SPF and related clinical testing for confirmation of the performance

2.1.4.	Perform stability testing in conjunction with SOLÉSENCE of formulas using the Bridge Solution.

2.1.5.	Enable production of pilot and production quantities of powder materials as required within the development plans in Appendix A.

2.2.	Roles and Responsibilities of SOLÉSENCE

2.2.1.	Meet the time line provided for the development of the Bridge Solution and the Innovation Solution as provided in Appendix A
2.2.2.	Perform the stability testing for Bridge Solution and the Innovation Solution Actives to allow for a minimum three-year shelf life.
2.2.3.	Perform the stability testing in conjunction with COLORESCIENCE for the COLORESCIENCE’s products using the Bridge solution
2.2.4.	Perform the stability testing in conjunction with COLORESCIENCE for Finished Product A

COLORESCIENCE

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

2.2.5.	Perform the stability testing in conjunction with COLORESCIENCE for Finished Product B

2.2.6.	Perform efficacy testing related to Antioxidant Power and Radical Protection Factor to establish these claims with products produced using the Innovation Solution Actives.

2.3.	Finished Products COLORESCIENCE and SOLÉSENCE Obligations:

Produce pilot and production quantities of the Bridge Solution, the Innovation Solution Actives, Finished Product A, and Finished Product B as required within the development plans in Exhibit A.

3.	Exclusivity

3.1.	For so long as COLORESCIENCE meets the minimum purchase and payment requirements as outlined in Exhibit A, neither SOLÉSENCE nor any of its affiliates shall directly or indirectly sell any Exclusive Products to any other party other than COLORESCIENCE within the Exclusive Channels of Distribution in the Territory nor shall SOLÉSENCE nor any of its affiliates directly or indirectly sell any Exclusive Products to any party other than COLORESCIENCE for the re-sale or distribution within the Exclusive Application within the Exclusive Territory (the “Exclusivity Commitment”).

3.2.	COLORESCIENCE acknowledges that SOLÉSENCE may at any time sell the Exclusive Products to third parties for resale outside of Exclusive Territory, provided that, while the Exclusivity Commitment remains in effect, SOLÉSENCE and its affiliates shall contractually obligate customers purchasing Exclusive Products for resale or distribution outside the Exclusive Territory to refrain from reselling or distributing such Exclusive Products for the Exclusive Application within the Exclusive Territory and will use commercially reasonable efforts to enforce such contractual restrictions. Upon termination of the Exclusivity Commitment, SOLÉSENCE shall have no further obligation under this paragraph and may thereafter freely sell Exclusive Products to third parties for resale through the Exclusive Channels of Distribution in the United States.

3.3.	Exclusivity & Development Fee: In exchange for the grant of exclusive rights as contemplated in this agreement, and to encourage SOLÉSENCE to perform under the terms of this agreement and help defray the cost SOLÉSENCE will incur with meeting its responsibilities under this agreement, Client shall pay to SOLÉSENCE a development fee in the amount of $[*], half of which will be due within 30 days of the close of Q1 and half of which will be due at within 30 days of the close of Q2. In addition, Client will agree to pay SOLÉSENCE an additional $[*] in development fees in the first quarter of 2018 to support further analytical and development needs in order to support the launch of the Innovation SPF50 Powder Sunscreen.

3.4.	Success Fee: Client agrees to pay SOLÉSENCE a Success Fee of $[*] within 30 days of the commercial shipment of the Innovation SPF50 Powder Sunscreen – anticipated to occur in Q1 or Q2 of 2018.

3.5.	Minimum Purchase Requirement of Finished Goods

3.5.1.	COLORESCIENCE agrees to collectively order the minimum sales quantities appearing on Exhibit A for the Term of the Agreement. In order for COLORESCIENCE to be bound by the launch requirements and minimum order requirements associated with Finished Products SOLÉSENCE must develop such products according to the product profile developed by COLORESCIENCE and with aesthetics and performance characteristics on par with other production sites contemporaneously being used by Company. The standard for assessing such quality standards will be solely determined by COLORESCIENCE using a commercially reasonable standard. In the event that COLORESCIENCE and SOLÉSENCE do not reach agreement on the aesthetics or performance oft he Finished Products developed by SOLÉSENCE, the companies will employ a conumer panel to make final determination of the product attributes in comparison to the commercially reasonable standard.

COLORESCIENCE

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

3.5.2.	In the event that COLORESCIENCE does NOT meet the minimum purchase requirement as noted on Exhibit A, the company may pay Solecence a R&D fee in the amount of [*]% of the difference of such units actually ordered at the Price per Ounce in Exhibit A minus the minimum units of such products at Price per Ounce. Such difference will be paid within sixty days at the end of each year.

3.5.3.	Such minimum product purchases obligations may be further reduced by the dollars actually purchased by Client of the Innovation Actives in excess of [*]% above the minimum purchase quantities of such actives. Such “Additional Purchases” will be deemed to be a direct offset requirement to the minimum unit of Finished Goods Purchase Obligations above.

4.	Term and Termination

4.1.	This Agreement shall enter into force on the Effective Date and shall remain in force for a ten (10) year, non-cancelable term, renewable for subsequent three year terms upon mutual agreement of both parties (“Term”). Notice of termination of the agreement shall be provided not less than 120 days prior to end of any period.

4.2.	In the event that COLORESCIENCE discontinues the Innovation SPF50 Powder Sunscreen for whatever reason, COLORESCIENCE will have the option of terminating this contract within 120 days notice. All fees earned to date shall be owed to SOLÉSENCE. In the event of such termination, COLORESCIENCE agrees to pay for the actual out of pocket development fees for Finished Products in development, not to exceed $[*].

5.	Commitment to Supply

5.1.	Within 90 days of the Bridge Solution meeting the product profile, development needs and aesthetics of products that such ingredients were intended for, COLORESCIENCE shall begin to purchase the Bridge Solution. Substantially all of COLORESCIENCE’s requirements for TiO2 shall be supplied by SOLÉSENCE, as a replacement for [*]. COLORESCIENCE shall provide SOLÉSENCE a forecast of COLORESCIENCE’s requirements on a quarterly basis.

5.2.	Within 90 days of the Bridge Solution meeting the product profile, development needs and aesthetics of products that such ingredients were intended for, COLORESCIENCE shall begin to purchase the Bridge Solution. It is the intention of both parties, that a substantial portion, if not all, of Client’s requirements for TiO2and Zinc Oxide shall be supplied by SOLÉSENCE, either as a replacement of the Bridge Solution, as the Innovation Active Solution or through the supply of the Finished Product. COLORESCIENCE shall provide SOLÉSENCE a forecast of COLORESCIENCE’s requirements on a quarterly basis.

COLORESCIENCE

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

5.2.1.	It is understood that the Innovation Active Solution is intended to be a critical component of Client’s most important franchise product. SOLÉSENCE shallenable supply, establish and maintain an inventory equivalent to at least two months inventory based upon COLORESCIENCE forecast. SOLÉSENCE will within 120 days of the commercialization of the Innovation Active, qualify a third party manufacturer (Qualified Manufacturer) to produce the Innovation Active consistent with the specifications in Exhibit A. Should SOLÉSENCE be unable for a period of 60 days be unable to supply the Innovation Active for any reason whatsoever, SOLÉSENCE shall compell the Qualified Manufacturer to produce the Innovation Active. Upon resumption of production capability, SOLÉSENCE shall resume production and supply of the Innovation Active to COLORESCIENCE.

5.2.2.	Should SOLÉSENCE due to insolvency be unable to supply the Innovation Active for a period of greater than 60 days, COLORESCIENCE shall receive a license to have the Qualified Manufacturer said produce and supply the Innovation Active agreement to COLORESCIENCE. A royalty in the amount of [*]% of the purchase price of the Innovation Active as provided in Exhibit A shall be made payable to the then owner of Patent # 9,139,737 for all purchases made by or on behalf of COLORESCIENCE.

5.3.	COLORESCIENCE and SOLÉSENCE will engage in at least one yearly pipeline development discussion to review additional products that may be suitable for SOLÉSENCE to provide COLORESCIENCE. It is both partied intention to continue to explore future product innovation opportunities together in the liquid product category.

6.	Quality of Product

6.1.	SOLÉSENCE shall deliver to COLORESCIENCE the Bridge Solution and Exclusive Products that comply with the specifications set forth in Exhibit B to this Agreement. Exhibit B, which is a part hereof, may be modified from time to time, consistent with the development of new is the final and exclusive description of the quality and all properties of the Bridge Solution and the Exclusive Products.

7.	Quantity of Product

5.1	SOLÉSENCE shall deliver the quantity of Product specified in each order by COLORESCIENCE and COLORESCIENCE shall accept and pay such quantity of Product.

5.2	COLORESCIENCE shall provide SOLÉSENCE with rolling forecasts of COLORESCIENCE’s expected requirements for the Product (hereinafter referred to as the “Forecasts”) as follows:

(a)

An estimate of the quantity of Product required during the next three (3) months.

COLORESCIENCE

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

(b)

COLORESCIENCE shall notify SOLÉSENCE of any changes to these Forecasts as soon as possible to allow SOLÉSENCE to make any necessary changes to production schedules.

8.	Order Processing and Deliveries

8.1.	SOLÉSENCE shall accept all orders placed by COLORESCIENCE within three (3) working days from receipt of such orders. Acceptance of an order by SOLÉSENCE constitutes a complete and binding contract governed by the terms and conditions of this Agreement.

8.2.	SOLÉSENCE shall deliver the Product to COLORESCIENCE. The terms for delivery are FCA Wallingford, Connecticut. All delivery conditions apply in accordance with the most recent Incoterms.

8.3.	Title to and risk of loss of Products covered by an Accepted Order shall transfer to COLORESCIENCE upon Delivery (see note above).

9.	Product Returns and Non-Conforming Products

9.1.	Any Non-conforming Product may be returned to SOLÉSENCE by COLORESCIENCE as set forth in this Article. An entire lot of Product may be returned to SOLÉSENCE by COLORESCIENCE as set forth in this Article if a statistically significant sampling of that lot contains Non-conforming Product. Any acceptance of Product not conforming to the Specifications shall not be deemed a waiver of the requirement that SOLÉSENCE conform to the Specifications as to future Product.

9.2.	SOLÉSENCE shall maintain a quality assurance program and adhere to the quality inspection and testing procedures described in Appendix D. SOLÉSENCE shall subject all Product to such quality inspection testing procedures prior to Delivery. SOLÉSENCE shall provide COLORESCIENCE with access to its quality inspection testing results upon request.

9.3.	All Products shall be subject to inspection and acceptance by COLORESCIENCE. Payment shall not be deemed a waiver of COLORESCIENCE’s right to inspection or acceptance. No inspection, acceptance or payment shall be binding on COLORESCIENCE as to latent defects. Without limiting any other rights or remedies it may have, COLORESCIENCE, at COLORESCIENCE’s option, may (a) store, at SOLÉSENCE’s expense and subject to COLORESCIENCE’s disposal, Non-conforming Products, (b) return Non-conforming Products to SOLÉSENCE, (c) require SOLÉSENCE to repair or replace any Non-conforming Products, (d) require SOLÉSENCE to issue a credit or refund to COLORESCIENCE of an amount equal to the amounts paid for any Non-conforming Products, and/or (e) require SOLÉSENCE to reimburse COLORESCIENCE for the costs incurred by COLORESCIENCE in procuring conforming goods from an alternate source to the extent that such costs exceed SOLÉSENCE’s prices (even if not paid) for the Non-conforming Products. SOLÉSENCE acknowledges and agrees that the provisions of this Section shall not relieve SOLÉSENCE of any liability under the warranties set forth in this Agreement or which SOLÉSENCE would otherwise lawfully bear even after COLORESCIENCE’s inspection and acceptance.

9.4.	All Non-conforming Product returned to SOLÉSENCE, and all replacement Product shipped by SOLÉSENCE, will be at SOLÉSENCE’s risk and expense. Risk of loss of Non-conforming Product returned to SOLÉSENCE will transfer to SOLÉSENCE upon delivery to SOLÉSENCE’s designated carrier (Meaning: FOB shipping point, for COLORESCIENCE only).

COLORESCIENCE

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

9.5.	The Minimum Annual Purchase Commitments per Exhibit A shall be reduced by an amount equal to the amount of Non-conforming product returned to SOLÉSENCE multiplied by a factor of 2.

10.	Representations and Warranties

10.1.	Each Party represents and warrants to the other that it has taken all necessary actions on its part to authorize the execution, delivery and performance of its obligations undertaken in this Agreement and that this Agreement has been duly executed and delivered by and on its behalf and constitutes legal, valid and binding obligations enforceable against it in accordance with its terms.

10.2.	SOLÉSENCE represents and warrants that all Product is and will (i) conform to their applicable Specifications, (ii) be new, (iii) be free from defects in design, material and workmanship, (iv) be conveyed with good and marketable title, free and clear of all liens or encumbrances, and (vi) be free from violation or infringement of any third party intellectual property or other proprietary rights.

10.3.	All warranties set forth in Section 10.1 will survive any inspection, delivery, acceptance or payment by COLORESCIENCE. The warranties set forth in Sections 12.1(a)(i), 12.1(a)(iii) and 12.1(a)(v) are made and effective at Delivery, are continuing and will remain in effect for the longer of Supplier’s normal warranty period or for a period of 180 days following COLORESCIENCE’s acceptance of the Product. The warranties set forth in Sections 12.1(a)(ii) and 12.1(a)(iv) are made and effective at Delivery. The warranty set forth in Section 12.1(a)(vi) is made and effective at Delivery, as is continuing and will remain in effect in perpetuity.

10.4.	If SOLÉSENCE breaches the warranty contained in Section 12.1(a)(vi), then without limiting any other remedies provided by this Agreement or otherwise available to COLORESCIENCE under Law or in equity, COLORESCIENCE may immediately terminate this Agreement in whole or in part and may immediately cancel any unfilled Accepted Orders without liability. If a U.S. District Court or any court worldwide adjudges that Product, or any item or part thereof, infringes any United States Patent or any patent worldwide, irrespective of whether further right of appeal lies available to SOLÉSENCE, or if Product or use is enjoined at any stage of the proceedings, any unfilled Accepted Orders will be canceled ipso facto without liability for COLORESCIENCE.

11.	Indemnification

11.1.	SOLÉSENCE shall defend, indemnify and hold COLORESCIENCE and its officers, directors, employees, subcontractors and agents harmless against and from all damages and claims for damages, suits, causes of action, proceedings, orders, injuries (including wrongful death) to persons and damages to property of COLORESCIENCE and others, liabilities, losses, fines penalties, recoveries, judgments or executions, costs (including environmental investigation, remediation, clean-up, response and/or settlement and other similar costs) which arise out of, are caused by, or are incident to any breach of this Agreement or negligent or otherwise wrongful act, omission or conduct of SOLÉSENCE, its agents, employees or subcontractors, or any failure of a Product to meet the specifications set forth in Exhibit B, except to the extent caused by:

(i)

any such failure of a Product actually known by COLORESCIENCE but nevertheless used by COLORESCIENCE;

(ii)

any breach of any representation, warranty or covenant made by COLORESCIENCE under this Agreement; and/or

COLORESCIENCE

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

(iii)

any negligent or wrongful act, or other failure by COLORESCIENCE or any of its subcontractors, agents or employees to comply with any law, ordinance or regulation in connection with the sale or use of the Products.

11.2

COLORESCIENCE shall defend, indemnify and hold SOLÉSENCE and its officers, directors, employees, subcontractors and agents harmless against and from all damages and claims for damages, suits, causes of action, proceedings, orders, injuries (including wrongful death) to persons and damages to property of SOLÉSENCE and others, liabilities, losses, fines, penalties, recoveries, judgments or executions, costs (including environmental investigation, remediation, clean-up, response and/or settlement and other similar costs) which arise out of, are caused by, or are incident to any breach of this Agreement or any negligent or otherwise wrongful act, omission or conduct of COLORESCIENCE, its agents, employees or subcontractors, except to the extent caused by:

(i)

any failure of a Product to meet the specifications in Exhibit B;

(ii)

any breach of any representation, warranty or covenant made by SOLÉSENCE under this Agreement; and/or

(iii)

any negligent or wrongful act, or other failure by SOLÉSENCE or any of its subcontractors, agents or employees to comply with any law, ordinance or regulation in connection with SOLÉSENCE’s performance of this Agreement.

12.	Damages

12.1.	Each Party shall be liable to the other for all direct damages arising out of or relating to its performance or failure to perform under this Agreement, whether based on an action or claim in contract, equity, negligence, tort or otherwise.

12.2.	Neither COLORESCIENCE nor SOLÉSENCE shall be liable for, nor will the measure of direct damages include, any indirect, incidental, special, consequential, punitive or exemplary damages or loss of revenue, income, profits or savings arising out of or relating to its performance or failure to perform under this Agreement.

13.	Confidentiality

13.1.	In the course of this Agreement the Parties have and will provide proprietary and confidential information to each other. The Parties are both “Disclosing Party” and “Receiving Party” as the case may be. The term “Confidential Information” as used herein shall mean proprietary information including but not limited to any information, know-how, data, technology, analytical data, mixtures, recipes, formulas, specifications, manufacturing procedures, customer information, strategies and business plans as well as product samples that are disclosed or provided to the Receiving Party or obtained by their evaluation (whether tangible or in electronic form). All “Confidential Information shall be marked as Confidential.

13.2.	The Receiving Party shall, at a minimum, protect and hold in strict confidence all Confidential Information disclosed by the Disclosing Party, not disclose the Confidential Information to any third party except for its affiliates and will limit disclosure of Confidential Information within its own organization to its employees or employees of its affiliates whose duties justify the need to know such Confidential Information and who are bound by appropriate confidentiality obligations as well.

COLORESCIENCE

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

13.3.	The Receiving Party shall not use the Confidential Information for any purpose other than the execution of this agreement, not file any patent or other intellectual property right with regard to the Confidential Information and not commercially exploit such Confidential Information without the written consent of the Disclosing Party. The Receiving Party shall limit its assessment of the samples to the cooperation under this Agreement and shall not independently analyse and reverse engineer the received samples or determine any characteristic and/or the chemical composition of the received sample.

13.4.	The foregoing restrictions on disclosure and use shall not be applicable to any Confidential Information which the Receiving Party can prove through tangible evidence that

a)	are in the public domain at the time of disclosure;

b)	are published or otherwise become part of the public domain through no fault of the Receiving Party;

c)	were in the possession of the Receiving Party at the time of disclosure by the Disclosing Party as shown by prior written records or became available from a third party who has the right to legally disclose it;

d)	were independently developed by the Receiving Party without using or making any reference to the Confidential Information;

e)	are required to be disclosed pursuant to a law, regulation, rule or ordinance of any governmental body or court having jurisdiction over either Party provided that the Receiving Party has given prompt written notice of any such requirement prior to any disclosure.

13.5.	Confidential Information shall not be considered within the above exceptions merely because the Confidential Information is embraced by more general information within the exceptions. Any combination of features of Confidential Information shall not be considered within the above exceptions unless the combination itself and its principles of operation are within the exceptionsl

13.6.	The Receiving Party shall upon written request of the Disclosing Party promptly return all Confidential Information received from the Disclosing Party and destroy and delete (and confirm such destruction and deletion in writing) all copies thereof (whether tangible or in electronic form) containing Confidential Information.

13.7.	Neither this Agreement nor the disclosure of Confidential Information shall be deemed to constitute the grant of any right or license under any confidential information.

14.	Intellectual Property

14.1.	All Jointly Developed Intellectual Property shall be owned equally by COLORESCIENCE and SOLÉSENCE. COLORESCIENCE shall have the exclusive right for the sale of products using the Jointly Developed Intellectual Property and such products developed will be added to Exhibit B as Jointly Developed Products. SOLÉSENCE shall have the exclusive right to manufacture products using the Jointly Developed Intellectual Property for all applications, including the business within the Scope, as well as the exclusive, royalty free right to sell products using the Jointly Developed Intellectual Property for any application outside of the Scope.

14.1.1.	Should Finished Product A be a product developed jointly by Colorescience and Solésence, and COLORESCIENCE cumulative purchases of Finished Product A exceed 300,000 units, COLORESCIENCE shall become the owner of the formula related to Finished Product A.

14.1.2.	Should Finished Product B be a product developed jointly by Colorescience and Solésence, and COLORESCIENCE cumulative purchases of Finished Product B exceed 300,000 units, COLORESCIENCE shall become the owner of the formula related to Finished Product B.

COLORESCIENCE

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

14.2.	Process Technology associated with manufacturing processes and compositions associated with the Bridge Solution and Exclusive Products shall be the exclusive property of SOLÉSENCE. For the removal of doubt, SOLÉSENCE shall be free to use, license, and or sell the Process Technology for any application outside of the Scope at SOLÉSENCE’s sole discretion.

14.3.	All Intellectual Property owned by Colorescience developed prior to the establishment of this Joint Development Agreement and any improvements made to product formulations independently by Colorescience, not related to the Joint Development activities shall be owned by Colorescience. Any trademarks or copyrights filed by Colorescience on products related to independently created or Jointly Developed Intellectual Property shall be the sole ownership of Colorescience. Any improvements or inventions resulting from the development of the SPF50 Innovation Powder Formula, that are not encompassed in the Innovation Solution Actives, will become the property of COLORESCIENCE.

14.4.	All Intellectual Property, including patents, trade secrets, trademarks, or copyrights owned by SOLÉSENCE developed prior to the establishment of this Joint Development Agreement Intellectual Property shall remain the sole property of SOLÉSENCE. All Intellectual Property related to the Bridge Solution and the Innovation Solution Actives remain the sole property of SOLÉSENCE, including any improvements or inventions resulting from the development of the Bridge Solution and the Innovation Solution Actives.

14.5.	COLORESCIENCE agrees to use the SOLÉSENCE tradename, logo and/or trademark on products and/or marketing material utilizing the Innovation Solution Actives within reason and as practicable by COLORESCIENCE. SOLÉSENCE, for the purposes of promoting and selling products containing the Innovation Solution Actives, grants COLORESCIENCE a non-exclusive license to the use of the SOLÉSENCE trade name and/or trademark.

15.	Notices

15.1.	All notices in relation to a breach of this agreement or any demand notes to the other Party shall be in writing and shall be send to the following contact persons:

For COLORESCIENCE:

Name:	Ted Ebel
Function:	Chief Business Officer
Address:	2141 Palomar Airport Drive
Carlsbad, CA 92011

Phone:	760-565-5736
FAX:	__________________

For SOLÉSENCE:

Name:	Frank Cesario
Function:	Chief Financial Officer
Address:	1319 Marquette Drive
Romeoville, Illinois 60446

Phone:	630-771-6705
FAX:	630-771-????

COLORESCIENCE

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

16.	Force Majeure

16.1.	Deliveries or acceptance of the Product may be delayed or suspended by either of the Parties in the event of Act of God, war, riot, fire, explosion, accident, flood, sabotage, governmental laws, regulations, order or action, national defense requirements or any other event beyond the reasonable control of such Party, any of which events prevent the manufacture, shipment, or acceptance or a shipment of the Product If, because of such event, SOLÉSENCE is unable to supply part or total demand for the Product or if COLORESCIENCE, because of any such extent, is unable to accept part or total of quantity contracted for the affected Party shall be exempted to such extent from its obligations hereunder with respect to the particular delivery involved upon giving prompt notice of such event to the other Party. The other Party shall be likewise exempted from its corresponding obligations, but this Agreement shall otherwise remain unaffected.

17.	Miscellaneous

ASSIGNMENT: This Agreement shall be binding upon and inure to the benefit of, the successors and permitted assigns of the parties. An assigning party shall give prompt notice of assignment to the other party.

17.1.	NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement will confer any benefit or right upon any third party except for the Parties’ successors or permitted assignees.

17.2.	RELATIONSHIP OF THE PARTIES. Nothing in this Agreement and no action taken by the Parties under this Agreement will constitute a partnership, joint venture or agency relationship between the Parties.

17.3.	COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but will not be effective until each Party has executed at least one counterpart. Each counterpart will constitute an original of this Agreement, but all the counterparts together will constitute but one and the same agreement.

17.4.	COSTS AND EXPENSES. Each Party will pay its own costs relating to the negotiation, preparation, execution and performance of this Agreement.

17.5.	ENTIRE AGREEMENT. This Agreement, together with all Attachments and any other documents incorporated herein constitute the entire agreement of the Parties with respect to the subject matter in this Agreement, and supersede all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to the subject matter. Each Party acknowledges that, in entering into this Agreement, it has not relied on any statement, representation, warranty or agreement of the other Party other than as expressly contained in this Agreement.

17.6.	AMENDMENTS. Any amendment of or variation to this Agreement must be in writing and signed by authorized representative(s) of both Parties.

17.7.	WAIVER. No failure or delay by either Party in exercising any right or remedy provided under this Agreement or by law will constitute a waiver of that or any other right or remedy, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of it or the exercise of any other right or remedy. No waiver under this Agreement is effective unless it is in writing and signed by authorized representative(s) of both Parties.

17.8.	SEVERABILITY. If any provision in this Agreement, for any reason, is invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement or invalidate or render unenforceable such provision in any other jurisdiction. Upon a determination that any provision is invalid, illegal or unenforceable, the Parties will negotiate in good faith to modify this Agreement to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the greatest extent possible.

COLORESCIENCE

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

17.9.	NOTICES. All notices provided in connection with this Agreement must be in writing and will be deemed to have been given (a) when delivered by hand; (b) when delivered if sent by an internationally recognized commercial courier; (c) on the third (3rd) day after the first post-mark of the sender’s postal service if sent by first class mail, postage prepaid (return receipt requested, if available). The notices must be sent to the respective Parties at the address of the contact person set forth in the “Description of the Parties” (or at such other address for a Party as may be specified in a notice given in accordance with this Section).

17.10.	GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the United States and the State of Illinois, as applied to agreements entered into and to be performed entirely within Illinois between Illinois residents, without giving effect to the principles thereof relating to the conflicts of Laws. The Parties consent to the exclusive jurisdiction and venue of the State and Federal courts having within their jurisdiction Chicago, Illinois, and hereby agree to irrevocably waive all objections to personal jurisdiction, venue and forum non conveniens. The Parties exclude application of the United Nations Convention on Contracts for the International Sale of Goods. COLORESCIENCE AND SOLÉSENCE HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN RESPECT OF ANY DISPUTES ARISING UNDER OR RELATED TO THIS AGREEMENT.

COLORESCIENCE USA, Inc.	SOLÉSENCE, LLC

/s/ Ted Ebel	/s/ Jess Jankowski
Name: Ted Ebel	Name: Jess Jankowski
Title: Chief Business Officer	Title: President & Chief Executive Officer

/s/ Ted Ebel	/s/ Kevin Cureton
Name: Ted Ebel	Name: Kevin Cureton
Title: Chief Business Officer	Title: Vice President of Sales,
Marketing & Business Development

COLORESCIENCE

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

EXHIBIT A

Minimum Annual Purchase Requirements

	Bridge Solution – TiO2	Innovation Active Solution – TiO2	Innovation Active Solution - ZnO
Price per kg	$[*]	$[*]	$[*]
2017 Minimum Annual Purchases (kg)	[*] - combined		0
2018 Minimum Annual Purchases (kg)	[*] - combined		[*]
2019 Minimum Annual Purchases (kg)	[*] - combined		[*]
2020 & beyond Minimum Annual Purchases (kg)	[*]% growth above the prior year volume, unless the prior year volume exceeded the minimums noted in which case [*]% minimum growth is sufficient		[*]% growth above the prior year volume, unless the prior year volume exceeded the minimums noted in which case [*]% minimum growth is sufficient

Finished Products
Product A & B
Price per Ounce	$[*]
2018 Minimum Annual Purchases (units)	[*]
2019 Minimum Annual Purchases (units)	[*]
2020 Minimum Annual Purchases (units)	[*]
2021& beyond Minimum Annual Purchases (units)	[*]% growth above the prior year volume, unless the prior year volume exceeded the minimums noted in which case [*]% minimum is sufficient

●	Price per ounce forthe Finished Products is the anticipated price per ounce for a “Full Face Product” anticipated to be developed by SOLÉSENCE assuming a per ounce size of [*] to [*] ounces. In the event that SOLÉSENCE develops a “Body Product”, such price per ounce will be lower. Both parties will work to identify the appropriate unit price regardless of format to enable Client to support a gross margin on such product of [*]% to [*]%, not including packaging cost.

COLORESCIENCE

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

EXHIBIT B

Product Specifications

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COLORESCIENCE